Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
RXi Pharmaceuticals Corporation
60 Prescott Street
Worcester, Massachusetts 01605
     We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-174076 on Form S-3 of our report dated April 15, 2011, relating to the financial statements of RXi Pharmaceuticals Corporation appearing in the Annual Report on Form 10-K of RXi Pharmaceuticals Corporation for the year ended December 31, 2010.
     We also consent to the reference to us under the caption “Experts.”

/s/ BDO USA, LLP
Boston, Massachusetts
June 10, 2011